Exhibit 99.(d)(1)(a)

EXHIBIT A*

INVESTMENT ADVISORY AGREEMENT

BETWEEN

ABERDEEN ASSET MANAGEMENT INC. AND ABERDEEN FUNDS

Fund	Assets	Investment Advisory Fee

Aberdeen Tax-Free Income Fund	$0 up to $250 million $250 million up to $1 billion $1 billion and more	0.425 0.375 0.355	% % %
Aberdeen Small Cap Fund	up to $100 million $100 million or more	0.95 0.80	% %
Aberdeen Natural Resources Fund	$0 up to $500 million $500 million up to $2 billion $2 billion and more	0.70 0.65 0.60	% % %
Aberdeen Technology and Communications Fund	$0 up to $500 million $500 million up to $2 billion $2 billion and more	0.88 0.83 0.78	% % %
Aberdeen Health Sciences Fund	$0 up to $500 million $500 million up to $2 billion $2 billion and more	0.90 0.85 0.80	% % %
Aberdeen U.S. Equity Fund	$0 up to $500 million $500 million up to $2 billion $2 billion and more	0.90 0.80 0.75	% % %
Aberdeen Equity Long-Short Fund	$0 up to $250 million $250 million and more	1.50 1.25	% %
Aberdeen China Opportunities Fund	$0 up to $500 million $500 million up to $2 billion $2 billion and more	1.25 1.20 1.15	% % %
Aberdeen Optimal Allocations Funds: Growth Fund Moderate Growth Fund Moderate Fund Specialty Fund Defensive Fund	All Assets	0.15%
Aberdeen Developing Markets Fund	$0 up to $500 million $500 million up to $2 billion $2 billion and more	1.05 1.00 0.95	% % %
Aberdeen International Equity Fund	$0 up to $500 million $500 million up to $2 billion $2 billion and more	0.90 0.85 0.80	% % %

Fund	Assets	Investment Advisory Fee

Aberdeen Select Worldwide Fund	$0 up to $500 million $500 million up to $2 billion $2 billion and more	0.90 0.85 0.80	% % %
Aberdeen Global Financial Services Fund	$0 up to $500 million $500 million up to $2 billion $2 billion and more	0.90 0.85 0.80	% % %
Aberdeen Global Utilities Fund	$0 up to $500 million $500 million up to $2 billion $2 billion and more	0.70 0.65 0.60	% % %
Aberdeen Core Income Fund	$0 up to $2 billion $2 billion up to $5 billion $5 billion or more	0.30 0.275 0.25	% % %
Aberdeen Core Plus Income Fund	$0 up to $500 million $500 million up to $1 billion $1 billion up to $5 billion $5 billion and more	0.325 0.305 0.285 0.255	% % % %
Aberdeen Asia Bond Institutional Fund	All Assets	0.50%
Aberdeen Global Fixed Income Fund	All Assets	1.00%
Aberdeen Global Small Cap Fund	All Assets	1.25%
Aberdeen International Equity Institutional Fund	All Assets	0.80%
Aberdeen Emerging Markets Institutional Fund	All Assets	0.90%
Aberdeen Asia-Pacific (ex-Japan) Equity Institutional Fund	All Assets	1.00%

As most recently approved at the September 9, 2009 Board Meeting.